EXHIBIT 99.1
Investor Presentation Second Quarter 2008 September 2008

Disclosures This presentation has been prepared by Doral Financial Corporation (the "Company") to provide current information, including preliminary financial information about its operations and includes information that has not been included in any report previously filed with the U.S. Securities and Exchange Commission (the "SEC"). The financial information has not been audited or reviewed by the Company's independent registered public accounting firm and reflects the Company's estimates and judgments at this time. In addition, the presentation includes information with respect to the future development of the business and future financial results which, by its very nature, is subject to risks, factors, and circumstances that could affect the realization of those developments or results. Furthermore, this presentation contains certain forward looking statements with respect to the financial condition, results of operations and business of the Company that are subject to various risk factors and conditions which could cause actual results to differ materially from historical results or from past results contained herein. Such factors include, but are not limited to, the possibility that adverse general market macro-economic, governmental, legislative and regulatory conditions could develop, an adverse interest rate environment, competitive pressures, technological developments, the ability of management to effectively implement the Company's strategies, increases in delinquency rates of borrowers and other factors described in the Company's periodic filings with the SEC. The Company is not under any obligation (and expressly disclaims and such obligation) to publicly update or revise its forward looking statements or any information contained herein.

Contents Overview Financials Credit Quality Growth Summary

Overview Q2.2008 Key Facts Q2.2008 Key Facts Branches 40 Assets $10.4BN Loans $5.5BN Deposits $4.3BN Leverage Ratio 9.5% Net Interest Margin 202bps Employees 1,365 Mortgage Consumer / Other Construction Commercial Loan Mix 3865812 251273 539076 982258 Doral serves over 400,000 customers through 40 branch locations across Puerto Rico Loan Portfolio Composition (6.30.2008)

First Half Highlights Franchise Value Creators Updates Eliminate Material Weaknesses Eliminated ALLL Material Weakness Focus on Compliance Eliminated FDIC Safety & Soundness C&D Reduce Non-Performing Assets Total NPAs grew 8% Non-performing construction loans fell 10% while the portfolio of construction loans decreased 14% Grow Mortgage and Retail Bank Income Net interest income contribution expanded by 9% to $88 million in the first half of 2008 from the second half of 2007 Retail banking fees grew 18% to $13 million in the first half of 2008 from the second half of 2007 Deploy Excess Capital $1.2 billion increase in AFS securities through asset purchase program Doral continues to focus on execution with a direct line of sight toward franchise value doral

Strong Board of Directors

- **Doral Continues to add to a Group Of Financial And Banking Industry Professionals With The Experience To Successfully Govern Doral**

Members of the Board

Name	Date Joined	Background
Glen Wakeman	May 2006	President and CEO, Doral Financial Corporation
Dennis Buchert	October 2006	Former CEO, Credit Agricole Indosuez
Frank Baier	July 2007	Former CFO, Independence Community Bank
David King	July 2007	Senior Managing Director, BSMB
Howard Levkowitz	July 2007	Managing Partner and Co-Founder, Tennenbaum Capital Partners, LLC
Michael O'Hanlon	July 2007	Senior Managing Director, Marathon Asset Management
James Gilleran	December 2007	Former Director, Office of Thrift Supervision
Ramesh Shah	December 2007	Chairman, WNS Global Services
Kevin Twomey	December 2007	Former President & COO, The St. Joe Company
Raymond J. Quinlan	May 2008	Former Chairman and CEO, Retail Distribution North America (Citibank)
Gerard L. Smith	May 2008	Former Managing Director, Bank Mergers & Acquisitions, Credit Suisse

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Regulatory Summary Action Status Summary FDIC Safety & Soundness C&D Terminated As a result of corrective actions taken, the FDIC and the Office of Commissioner terminated the C&D order placed in March 2006 related to safety and soundness issues in connection to the restatement. OTS Safety & Soundness Restrictions Removed The OTS has removed restrictions originally imposed in February 2006 on Doral Bank, FSB related to safety and soundness issues in connection to the restatement. FDIC BSA C&D Remediating In February 2008, Doral Bank PR entered into a consent C&D order with the FDIC relating to BSA compliance issues. The issues are being addressed and Doral expects to comply with the requirements of the order within the timeframe. Federal Reserve Safety & Soundness C&D Remediating In March 2006, Doral Financial entered into a consent C&D order with the Federal Reserve related to safety and soundness issues in connection to the restatement. Doral Financial has complied with all requirements and as a result, penalties have not been levied on the Company under the order. FDIC Memorandum of Understanding Remediating Doral Bank PR entered into a MOU with the FDIC in October 2006 regarding deficiencies in HMDA data reporting and weaknesses in complying with the National Flood Insurance Act. Doral Continues To Remediate Legacy and Regulatory Compliance Issues

Financials

Financial Highlights Pre-tax net income improved to $7.4M Net loss attributable to common shareholders in Q2 was $6.7M or $0.12 diluted loss per share The net interest margin improved from 180bps in Q1.08 to 202bps in Q2.08 Q2.08 non-interest income of $25.0M includes a $5.2M gain from the redemption of VISA, Inc. shares in relation to their global restructuring Retail banking and insurance income increased to $9.4M in Q2.08 from $8.8M in Q1.08 Non-interest expense was $55.6M this quarter compared to $54.6M in Q1.08 Mortgage loan production grew 9% to $256.2M in Q2.08 from $234.6M in Q1.08 Income statement ($ in millions) ($ in millions) Q2.08 Q1.08 Net interest income 48.9 39.0 Provision (10.7) (4.8) Non-interest income 25.0 17.4 Non-interest expense 55.6 54.6 Pre-tax income (loss) 7.4 (2.9) Tax expense (benefit) 5.8 (0.6) Net income (loss) 1.6 (2.3) Preferred dividends (8.3) (8.3) Net loss to common shareholders (6.7) (10.6) Supplemental data (averages; $ in billions) (averages; $ in billions) (averages; $ in billions) Loans 5.6 5.5 Interest earning assets 9.7 8.7 Total assets 10.5 9.6 Deposits 4.3 4.1 Equity 1.2 1.3 Key ratios (bps or %) (bps or %) Net interest margin (bps) 202 180 ROAA (%) 0.1 (0.1) ROACE (%) (4.1) (6.2) Efficiency ratio (%) 81.2 97.0 Tier 1 capital ratio (%) 15.7 15.2 Leverage ratio (%) 9.5 10.2

Non-Interest Expense Non-interest expense has fallen substantially as a direct result of the company's efforts to control costs Q4.06 - Q4.07 quarters reflect costs related to activities surrounding the restatement and recapitalization of the company Non-Interest Expense ($ in millions) Q1.06 Q2.06 Q3.06 Q4.06 Q1.07 Q2.07 Q3.07 Q4.07 Q1.08 Q2.08 Non-Interest Expense 66 69 60 179 75 77 73 78 55 56

Asset Balances While assets remained steady in the second quarter, the first half of 2008 saw a $1.2 billion increase in available for sale securities which contributed to NIM expansion as well as interest rate risk mitigation These new securities are match-funded, shorter duration assets acquired as part of a previously announced asset leveraging program Asset Balances ($ in billions) Q1.06 Q2.06 Q3.06 Q4.06 Q1.07 Q2.07 Q3.07 Q4.07 Q1.08 Q2.08 Cash 0.1 0.2 0.1 0.2 0.2 0.1 0.1 0.1 0.1 0.1 MM 1.1 0.9 0.9 0.9 1.2 0.7 1.3 0.7 0.5 0.4 Sec + FHLB 6.8 6.5 6.3 4.7 4.2 4.1 2.3 2.3 3.6 3.5 Loans 9 5.6 5.7 5.2 5 5 4.9 5.3 5.4 5.5 Other 0.8 0.9 0.8 0.8 0.9 0.9 0.9 0.9 0.9 0.9

Liability Balances Increase in liabilities in the first half of 2008 was driven by the borrowing used to finance the purchase of investment securities NIM expansion has been fueled by (1) a reduction in leverage and its corresponding financing and (2) an accelerated decline in interest expense in the past year Liability Balances ($ in billions) Q1.06 Q2.06 Q3.06 Q4.06 Q1.07 Q2.07 Q3.07 Q4.07 Q1.08 Q2.08 Deposits 4.2 4.2 4.4 4.3 4.2 3.9 4.1 4.3 4.1 4.3 Repos 5.9 5.6 5.3 3.9 3.7 3.3 1.5 1.4 2.2 2.1 FHLB 1.1 1.1 1 1 1 1 1.3 1.2 1.8 1.8 Loans Payable 3.4 0.9 0.9 0.4 0.4 0.4 0.4 0.4 0.4 0.4 Notes 0.9 0.9 0.9 0.9 0.9 0.9 0.3 0.3 0.3 0.3 Others 1.3 0.3 0.3 0.4 0.4 0.4 0.5 0.3 0.4 0.3

Sources of Funds Doral has diversified its sources of funds Non-brokered deposits have remained stable during the first half of 2008 As of June 30, 2008, 95% of Doral's $4.3 billion in deposits were issued in denominations less than $100 thousand; this included $2.5 billion in brokered deposits that were issued in denominations greater than $100 thousand but participated out in smaller amounts so as to fully qualify for FDIC protection Selected Sources of Funds ($ in billions) 31.Dec.07 30.Jun.08 Non-brokered deposits 1.8 1.8 Brokered deposits 2.5 2.5 Repos 1.4 2.1 FHLB advances 1.2 1.8 doral

Solid Capital Position

Regulatory Capital Ratios (%)

	'Well Capitalized' Level (Regulatory)	DFC‡ Q4.06	Q1.07	Q2.07	Q3.07	Q4.07	Q1.08	Q2.08	DBPR Q2.08	DBNY Q2.08
Total Capital Ratio	10.0	13.7	13.2	12.9	19.4	17.8	16.5	17.0	13.5	14.1
Tier-1 Capital Ratio	6.0	10.3	9.6	8.9	18.4	16.5	15.2	15.7	12.3	13.6
Leverage Ratio†	5.0	4.5	4.7	4.5	11.6	10.8	10.2	9.5	6.1	10.2

† Tier 1 capital to average assets in the case of Doral Financial and Doral Bank PR and Tier 1 capital to adjusted total assets in the case of Doral Bank NY.

‡ Doral Financial was not subject to regulatory capital requirements since Q3.07. Ratios were prepared as if the Company were subject to the requirement for comparability purposes.

- **Having successfully raised $610 million of equity capital in July 2007, Doral and its banking subsidiaries maintain regulatory capital ratios substantially above well capitalized requirements**
- **Doral Financial Corp (DFC) is a source of capital strength for its banking subsidiaries and is able to transfer capital to support growth**
- **Average interest earning assets have grown $1.4 billion since the fourth quarter of 2007**
- **As of June 30, 2008, Doral had sufficient excess capital to support adding an additional $5.5 billion in assets**

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doral

Doral Historical Financial Data

Income statement

($ in millions)

	2003	2004	2005	2006	Q1.07	Q2.07	Q3.07	Q4.07	2007	Q1.08	Q2.08	YTD.08
Net interest income	238	338	280	201	38	35	39	42	154	39	49	88
Provision	(12)	(10)	(22)	(40)	(6)	(19)	(5)	(48)	(78)	(5)	(11)	(15)
Non-interest income (loss)	119	16	62	(59)	12	25	(110)	(2)	(75)	17	25	42
Non-interest expense	179	214	288	374	75	77	73	78	303	55	56	110
Pre-tax income (loss)	166	130	32	(272)	(31)	(36)	(149)	(87)	(303)	(3)	7	5
Tax expense (benefit)	24	(85)	19	(48)	6	1	(86)	(53)	(132)	(1)	6	5
Net income (loss)	142	215	13	(224)	(37)	(37)	(63)	(34)	(171)	(2)	2	(1)

Supplemental data

(averages; $ in billions)

	2003	2004	2005	2006	Q1.07	Q2.07	Q3.07	Q4.07	2007	Q1.08	Q2.08	YTD.08
Loans	4.6	5.5	7.2	6.7	5.2	5.1	5.0	5.4	5.2	5.5	5.6	5.5
Interest earning assets	9.7	13.4	18.0	14.3	10.8	10.7	8.7	8.4	9.6	8.7	9.7	9.2
Total assets	10.3	14.3	18.8	15.3	11.5	11.4	9.8	9.3	10.5	9.6	10.5	10.0
Deposits	2.7	3.2	3.8	4.3	4.2	4.2	3.7	4.2	4.1	4.1	4.3	4.2
Equity	0.9	1.2	1.2	1.0	0.9	0.8	1.3	1.4	1.1	1.3	1.2	1.2

Key ratios

(bps or %)

	2003	2004	2005	2006	Q1.07	Q2.07	Q3.07	Q4.07	2007	Q1.08	Q2.08	YTD.08
Net interest margin (bps)	241	251	156	141	143	130	181	199	160	180	202	191
ROAA (%)	1.4	1.5	0.1	(1.5)	(1.3)	(1.3)	(2.6)	(1.5)	(1.6)	(0.1)	0.1	(0.0)
ROACE (%)	34.7	30.2	(3.0)	(59.3)	(65.1)	(74.9)	(40.0)	(21.1)	(40.3)	(6.2)	(4.1)	(5.2)
Efficiency ratio (%)	50.9	62.6	75.1	211.8	150.3	128.6	239.0	189.4	167.0	97.0	81.2	88.3
Tier 1 capital ratio (%)	18.7	14.4	11.7	10.3	9.6	8.9	18.4	16.5	16.5	15.2	15.7	15.7
Leverage ratio (%)	9.7	6.8	5.5	4.5	4.7	4.5	11.6	10.8	10.8	10.2	9.5	9.5

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Credit Quality

doral

Non-Performing Assets

2003-2008 Non-Performing Assets ($ in millions)

	2003	2004	2005	2006	2007	Q1.08	Q2.08
Residential mortgage loans	131	103	175	173	262	280	297
Construction loans	4	17	9	141	265	259	238
Commercial real estate loans	5	9	12	54	87	96	106
Commercial non-real estate loans	1	1	1	6	3	3	4
Consumer loans	2	1	2	3	4	4	3
Lease financing / Land loans	-	-	0	1	16	25	26
OREO / Repossessed units	19	20	18	34	39	41	54
	162	151	217	411	675	708	728

(%)

	2003	2004	2005	2006	2007	Q1.08	Q2.08
NPAs over/to loans, net and OREO	3.1	2.3	2.8	8.1	12.9	13.4	14.6
NPAs over/to total assets	1.4	0.8	1.3	3.5	7.3	6.8	7.0
Non-performing loans to total loans	2.8	2.0	2.6	7.4	11.9	12.4	12.3
ALLL over/to non-performing loans†	146.8	84.6	162.2	30.7	27.7	25.3	25.3

† excludes non-performing residential mortgage loans and other non-performing loans held for sale

- **At the end of the second quarter, approximately 95% of the Company's loan portfolio was collateralized by real property and historically, substantial parts of the amounts due on defaulted loans have been recovered through the sale of the collateral after foreclosure or negotiated settlements with borrowers**
- **As of June 30, 2008, Doral had restructured and processed $103.6 million in mortgage loans through a fully compliant Loan Restructuring Program**

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Allowance for Loan Losses ($ in millions) ($ in millions) Loan Receivable Portfolio Unpaid Principal Balance (UPB) Portfolio Comp Non-Perf Loans (NPLs) ALLL ALLL to UPB ALLL to NPLs June 2008 Residential mortgage loans 3,533 67% 292 27 0.8% 9.2% June 2008 Construction loans 539 10% 238 49 9.0% 20.4% June 2008 Commercial loans 940 18% 109 26 2.8% 23.8% June 2008 Consumer and other loans 252 5% 29 21 8.2% 71.6% June 2008 Total loans 5,264 100% 668 122 2.3% 18.3% March 2008 Residential mortgage loans 3,427 66% 274 23 0.7% 8.5% March 2008 Construction loans 561 11% 259 49 8.7% 18.8% March 2008 Commercial loans 935 18% 99 29 3.1% 29.6% March 2008 Consumer and other loans 259 5% 30 20 7.7% 66.8% March 2008 Total loans 5,182 100% 661 121 2.3% 18.3% Non-performing mortgage loans grew 6% in Q2.08 and was driven by the seasoning of loans made in 2005 coupled with current economic conditions Non-performing construction loans fell 8% in Q2.08 due to underlying home sales and Doral initiatives while the portfolio of construction loans decreased 4%

Growth

Mortgage Strong mortgage operations continue to track towards $1 billion in annual production 1/31/2007 2/28/2007 3/31/2007 4/30/2007 5/31/2007 6/30/2007 7/31/2007 8/31/2007 9/30/2007 10/31/2007 11/30/2007 12/31/2007 1/31/2008 2/29/2008 3/31/2008 A-08 M-08 J-08 mortgage production 37 42 50 47 61 55 44 75 73 87 94 79 74 78 87 94 79 79 2007-2008 Mortgage Production ($ in millions)

Retail Customers... Opened over 55,000 new retail deposit accounts in the first half of 2008 Deposit Balances... Non-brokered deposit balances were up 2% in the first half of 2008 Banking Fees... Retail banking fees in the first six months of 2008 increased 24% when compared to the same period in 2007 Q4.06 Q1.07 Q2.07 Q3.07 Q4.07 Q1.08 Q2.08 new accounts 0 28114 33478 34423 39373 27929 27784 2007-2008 Retail Deposit Accounts Opened (count) Q4.06 Q1.07 Q2.07 Q3.07 Q4.07 Q1.08 Q2.08 non-brokered balances 2230 2131 2145 1785 1794 1848 1826 2007-2008 Non-Brokered Deposit Balances ($ in millions) Q4.06 Q1.07 Q2.07 Q3.07 Q4.07 Q1.08 Q2.08 retail banking fees 4833 5213 5281 4847 5789 6382 6587 2007-2008 Retail Banking Fees ($ in thousands)

Summary

Maintain Focus Eliminate Remaining Material Weakness Focus on Compliance Reduce Non-Performing Assets Grow Mortgage and Retail Bank Income Deploy Excess Capital